As filed with the U.S. Securities and Exchange Commission on April 18, 2003
                                       Registration Statement No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 CRYOLIFE, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                                         59-2417093
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                      1655 ROBERTS BOULEVARD, NW, KENNESAW,
                 GEORGIA 30144 (Address, including zip code, of
                    registrant's principal executive offices)

                    CRYOLIFE, INC. 2002 STOCK INCENTIVE PLAN
                     CRYOLIFE, INC. DIRECTORS STOCK OPTIONS
                 CRYOLIFE, INC. EXECUTIVE OFFICERS STOCK OPTIONS
                              (Full Title of Plan)

             STEVEN G. ANDERSON, PRESIDENT, CHIEF EXECUTIVE OFFICER
                     AND CHAIRMAN OF THE BOARD OF DIRECTORS
                                 CRYOLIFE, INC.
                           1655 ROBERTS BOULEVARD, NW
                             KENNESAW, GEORGIA 30144
                                 (770) 419-3355
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                            B. JOSEPH ALLEY, JR. ESQ.
                          ARNALL GOLDEN & GREGORY, LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450


                         CALCULATION OF REGISTRATION FEE
------------------------------- --------------------- ---------------------------- ------------------------------ ------------------
                                                               Proposed                  Proposed maximum              Amount of
     Title of securities            Amount to be           maximum offering                  aggregate               registration
       to be registered            Registered(1)            price per share               offering price                fee(2)
------------------------------- --------------------- ---------------------------- ------------------------------ ------------------

        Common Stock,              60,000 Shares                $31.99                     $1,919,400.00                $155.28
        $.01 par value
------------------------------- --------------------- ---------------------------- ------------------------------ ------------------

        Common Stock,              57,959 Shares                $29.25                     $1,695,300.75                $137.15
        $.01 par value
------------------------------- --------------------- ---------------------------- ------------------------------ ------------------

        Common Stock,              974,000 Shares               $6.335                     $6,170,290.00                $499.18
        $.01 par value
------------------------------- --------------------- ---------------------------- ------------------------------ ------------------

            Total                 1,091,959 Shares                                         $9,784,990.75                $791.61
------------------------------- --------------------- ---------------------------- ------------------------------ ------------------

(1) Includes 974,000 shares reserved for issuance under the CryoLife, Inc. 2002 Stock Incentive Plan, 60,000 shares for grants pursuant to CryoLife, Inc. Directors Stock Options and 57,959 shares for grants pursuant to CryoLife, Inc. Executive Officers Stock Options.
(2) Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, as follows: (a) with respect to 60,000 shares, based upon the exercise price on the date of grant of $31.99, (b) with respect to 57,959 shares, based upon the exercise price on the date of grant of $29.25 and (c) with respect to 974,000 shares, based upon the average of the high and low price of the Registrant's Common Stock on April 16, 2003 as listed on the New York Stock Exchange.

               INFORMATION REGARDING CERTAIN FINANCIAL STATEMENTS
                       INCORPORATED BY REFERENCE INTO THIS
                             REGISTRATION STATEMENT

     On April 5, 2002, our Audit Committee recommended and the Board approved the dismissal of Arthur Andersen LLP as our independent auditors, effective April 9, 2002. Arthur Andersen has been found guilty of federal obstruction of justice arising from the government's investigation of Enron Corp. It is likely that events arising out of this verdict may adversely affect the ability of Arthur Andersen to satisfy any claims against it including claims that may arise out of Arthur Andersen's audit of our financial statements as of December 31, 2001 and 2000 and for the years then ended, which are incorporated by reference into this registration statement.

     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in the registration statement, report or valuation that purports to have been prepared or certified by the accountant.

     Prior to the date of this registration statement, the Arthur Andersen partners who reviewed our audited financial statements, as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 resigned from Arthur Andersen. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this registration statement of its audit reports with respect to our financial statements.

     Under these circumstances, Rule 437(a) under the Securities Act permits the filing of this registration statement without including herein a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable under
Section 11(a) of the Securities Act for statements made in this registration statement because it has not consented to being named as an expert in the registration statement. As a result, you will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act and therefore, your right of recovery under that section may be limited as a result of the lack of consent.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following  documents are  incorporated by reference in the Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K filed with respect to the Registrant's fiscal year ended December 31, 2002.

     (b) The Current Report on Form 8-K filed on April 3, 2003.

     (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is a Florida corporation. The following summary is qualified in its entirety by reference to the complete text of the Florida Business Corporation Act (the "FBCA"), the Registrant's Restated Articles of Incorporation, and the Registrant's Bylaws.

     Under Section 607.0850(1) of the FBCA, a corporation may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including any appeal thereof) (i) if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, Section 607.0850(2) provides that no indemnification shall be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Article X of the Registrant's Restated Articles of Incorporation and Article VI of the Registrant's Bylaws require that, if in the judgment of the majority of the Board of Directors (excluding from such majority any director under consideration for indemnification) the criteria set forth under Section 607.0850 have been met, then the Registrant shall indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Registrant to the maximum extent allowed by Section 607.0850 of the FBCA (formerly Section 607.014 of the Florida General Corporation Act).

     The Agreement and Plan of Merger dated March 5, 1997, between Registrant and Ideas for Medicine, Inc. ("IFM") and certain stockholders of IFM provides that any investors exercising registration rights pursuant to such agreement must indemnify the officers and directors signing the registration statement against any liability arising from statements or omissions made in reliance upon information furnished by such investors to the Registrant for use in such registration statement.

     The Registrant has purchased insurance to insure (i) the Registrant's directors and officers against damages from actions and claims incurred in the course of their duties, and (ii) the Registrant against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Exhibit
-----------       -------

3.1 Restated Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

3.2 ByLaws of the Company, as amended. (Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

3.3 Articles of Amendment to the Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

4.1 Form of Certificate for the Company's Common Stock (Incorporated by reference to Exhibit 4.1 to the Registrant's Registrant's Registration Statement on Form S-1 (Commission File No. 33-56388).

4.2 Form of Certificate for the Company's Common Stock (Incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

5*        Opinion of Arnall Golden & Gregory, LLP regarding legality

23.1* Consent of Arnall Golden & Gregory, LLP (included as part of Exhibit 5 hereto).

23.2*     Consent of Deloitte & Touche LLP

99.1*     CryoLife, Inc. 2002 Stock Incentive Plan

99.2*     Form of Directors Stock Option Agreement and Grant

99.3*     Form of Executive Officers Stock Option Agreement and Grant

-----------------------
*         Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia on April 18, 2003.

                                         CRYOLIFE, INC.

                                         By: /s/ Steven G. Anderson
                                            ------------------------------------
                                         Steven G. Anderson
                                         President,  Chief  Executive  Officer
                                         and Chairman of the Board of Directors

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Anderson and D. Ashley Lee and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:
------------------------------------------------------------------

Name                                                    Title                        Date
----                                                    -----                        ----

/s/ Steven G. Anderson                    President, Chief Executive Officer    April 18, 2003
-------------------------------------     and Chairman of the Board of
Steven G. Anderson                        Directors (Principal Executive
                                          Officer)

/s/ D. Ashley Lee                         Vice President of Finance,
-------------------------------------     Treasurer and Chief Financial         April 18, 2003
D. Ashley Lee                             Officer (Principal Financial and
                                          Accounting Officer)

/s/ John M. Cook                          Director                              April 18, 2003
-------------------------------------
John M. Cook

/s/ Ronald Charles Elkins, M.D.           Director                              April 18, 2003
-------------------------------------
Ronald Charles Elkins, M.D.

/s/ Virginia C. Lacy                      Director                              April 18, 2003
-------------------------------------
Virginia C. Lacy

/s/ Ronald D. McCall                      Director                              April 18, 2003
-------------------------------------
Ronald D. McCall

/s/ Bruce J. Van Dyne, M.D.               Director                              April 18, 2003
-------------------------------------
Bruce J. Van Dyne, M.D.
